                                                                     EXHIBIT 4.1


         THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT") OR ANY STATE SECURITIES ACT AND THUS MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF THE FILING OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


               Warrant to Purchase 25,000 Shares of Common Stock.

                              WARRANT CERTIFICATE

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                          WANDERLUST INTERACTIVE, INC.

         THIS WARRANT (this "Warrant") is to certify that, FOR VALUE RECEIVED, _______________________________, or assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Wanderlust Interactive, Inc., a Delaware corporation (the "Company"), Twenty Five Thousand (25,000) shares of common stock of the Company ("Common Stock") at a price of $.25 per share until 5:00 p.m., Pacific Standard Time, on December 31, 2004 (the "Expiration Date"). The shares of Common Stock deliverable upon such exercise are hereinafter sometimes referred to as "Warrant Shares," and the exercise price of each share of Common Stock is hereinafter sometimes referred to as the "Exercise Price."

         (1) EXERCISE OF WARRANT. This Warrant may, subject to applicable securities laws, be exercised in whole or in part at any time or from time to time on or after the date hereof and until the Expiration Date, or if either such day is a day on which banking institutions in the State of California are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.
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         (2) PAYMENT UPON WARRANT EXERCISE.  In lieu of paying cash to exercise this Warrant, the Holder shall have the right to acquire a lesser number of shares of Common Stock. In connection therewith, the following shall apply:

                 a. The number of shares covered by this Warrant times the exercise price of $.25 per share (or otherwise adjusted as set forth herein) shall equal the "Total Price".

                 b. The number of shares covered by this Warrant times a publicly traded price of the Holder's choosing, of the Common Stock during the preceding 5 trading days to execution of this Warrant or equivalent price shall equal the "Total Value" of the shares covered by this Warrant.

                 c. The Holder shall be entitled to receive without any payment the number of shares of Common Stock equal to the Total Value less the Total Price divided by the price at which Total Value was determined or an equivalent price.

         For purposes of example only, if the number of shares covered by this Warrant is 25,000, and if the Total Value determining price per share is $4.00, then the total price would be $25,000 and the total value would be $40,000.
The Holder would therefore be entitled to receive $37,500 of shares or 9,375 shares without the necessity of any cash payment.

         (3) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

         (4) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share.

         (5) DETERMINATION OF SHARE PRICE. Price per share of Common Stock shall be determined as follows:

                 (a) While the Common Stock is listed on a national
securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or
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                 (b) If the Common Stock is not so listed or admitted to
unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                 (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         (6) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.  This
Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant is transferable and may be assigned or hypothecated from the date hereof, subject to any restrictions on transfer under applicable securities laws. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of reasonably satisfactory indemnification and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of same terms and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         (7) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. Furthermore, Holder by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant. In addition, the holder of this Warrant, by accepting the same, agrees that the Company and the transfer agent may deem and treat the person in whose name this Warrant is registered as the absolute, true and lawful owner for all purposes whatsoever, and neither the Company nor the transfer agent shall be affected by any notice to the contrary.

         (8) ANTI-DILUTION PROVISIONS. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

                 (a) In case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock of other equity securities in shares of Common Stock or other equity securities, (ii) subdivide or reclassify its outstanding Common Stock or other equity securities in shares of Common Stock or other equity securities into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock or other equity securities into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $1.00 per share, the adjusted Exercise Price immediately after such event would be $.50 per share. Such adjustment shall be made successively whenever any event listed above shall occur. For the purposes of this provision, equity securities shall include any security convertible into preferred stock or Common Stock.

                 (b) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (a) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                 (c) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, referred to hereinabove in this Section 8 hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                 (d) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise of each Warrant to be mailed to the Holder of such Warrant at the Holder's last address appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                 (e) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (a) to (c), inclusive above.

         (9) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 1 and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

         (10) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease, or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 10 shall similarly apply to successive reclassifications, capital reorganizations, and changes of shares of Common Stock and to successive consolidations, mergers, sales, or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale, or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution, or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (a) of Section 8 hereof.

         (11) EXERCISE AND TRANSFER TO COMPLY WITH THE SECURITIES ACT OF
1933. The Holder of this Warrant and any transferee hereof, by their acceptance hereof, hereby agrees that: (a) the Warrants being acquired hereunder are being purchased for investment purposes only and not with a view to distribution and will not be transferred unless registered or unless there is an exemption available from the registration requirements of the Act, which exemption has been established to the satisfaction of the Company; (b) this Warrant may not be exercised unless the Holder of this Warrant or any transferee hereof first executes and delivers to the Company a Subscription Agreement in form and substance acceptable to the Company and its counsel; (c) the Warrant Shares issuable upon exercise of this Warrant shall be restricted, shall be subject to legend condition, and may not be transferred without registration under the Act unless an exemption from registration is available or registration is otherwise not required, as evidenced by an opinion of counsel reasonably satisfactory to the Company; (d) no public distribution of the Warrants or Warrant Shares will be made in violation of the provisions of the Act or any applicable state laws; and (e) during such period as delivery of a prospectus with respect to the Warrants or Warrant Shares may be required by the Act, no public distribution of the Warrants or Warrant Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state laws. The Holder of this Warrant and any such transferee hereof further agree that if any distribution of any of the Warrants or Warrant Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, which action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants or Warrant Shares thereof that the transferee deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

         (12) REGISTRATION RIGHTS.

                 (a) Definitions. The following definitions shall apply with respect to a registration (a "Registration") pursuant to this Section 12:

                          (i) The term "Public Offering" shall mean an
underwritten or direct public offering of equity securities of the Company pursuant to an effective registration statement under the Act covering the offer and sale of equity securities of such entity to the public.

                          (ii) The term "Registrable Securities" shall mean
the Common Stock underlying this Warrant.

                          (iii) The term "Registration Statement" shall mean
any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Warrant, including the prospectus included therein, any amendment or supplement thereof, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                          (iv) The term "SEC" shall mean the United States
Securities and Exchange Commission or any successor thereto.

                 (b) Piggyback Rights.

                          (i) If the Company proposes to file a
Registration Statement in connection with a Public Offering of any of its equity securities that may be used for the registration of the Registrable Securities under the Act (a "Piggyback Registration Statement"), then the Company shall in each case give prompt written notice (the "Piggyback Notice") of such proposed filing to the Holder before the anticipated filing date of such Piggyback Registration Statement, but in no event less than thirty (30) days prior to such filing date, which Piggyback Notice shall offer the Holder the opportunity to include in such Piggyback Registration Statement such number of Registrable Securities as it may request. The Holder shall advise the Company in writing within twenty (20) days after the date of receipt of the Piggyback Notice (which request shall set forth the amount of Registrable Securities for which Registration is requested). The Company shall include in any such Piggyback Registration Statement all Registrable Securities so requested to be included.

                          (ii) In the event that a Registration pursuant to
this Section 12 is for a registered public offering involving an underwriting, the Company shall so advise the Holder. In such event, the right of the Holder to Registration pursuant to this Section 12 shall be conditioned upon the approval of the managing underwriter and the Holder's participation in the underwriting arrangements required by this Section 12(c)(ii) and the inclusion of the Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein; provided that all other holders of the Company's securities entitled to request registration shall also be so limited pro rata and pari passu with the Holder based on the total shares owned by such holders and the Holder on a fully diluted basis.
The Company shall select a qualified underwriter which will register as many of the Registrable Securities as possible.

                          (iii) The Company shall (together with the Holder)
enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 12, if the managing underwriter advises the Holder in writing that marketing factors require a limitation of the number of Registrable Securities to be underwritten or that none of the Registrable Securities can be sold, then the Company shall also advise the Holder and, subject to the following sentence, the number, if any, of shares of Registrable Securities that may be included in the Registration and underwriting shall be reduced accordingly; provided that the securities that may be sold by all other holders requesting registration shall also be reduced pro rata and pari passu with the Holder based on the total shares owned by such holders and the Holder on a fully diluted basis. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such Registration.

                          (iv) If the Holder disapproves of the terms of the
underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from the Registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such Registration, or such other shorter period of time as the underwriters may require.

                 (c) Demand Registration. Upon written demand of the Holder, the Company shall file a Registration Statement for the Common Stock underlying this Warrant in a manner and at a time early enough to provide for the Registration Statement to go effective not later than nine (9) months from the date of this Warrant.

                 (d) Provisions Applicable to Registration.

                     The following provisions shall apply, as applicable, in connection with the Holder's Registrable Securities to the extent the

Holder has requested Registrable Securities to be included in a Registration Statement pursuant to this Section 12:


                          (i) the Holder, if reasonably requested by the
managing underwriter with respect to any Public Offering, shall agree not to sell, make any short sale of, loan, grant any options for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the Registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days), from the effective date of such Registration as may be requested by the underwriters, provided that all other holders of the class of securities being registered shall make the same agreements as those made by the Holder under this Section 12(d)(i);

                          (ii) the Holder shall promptly provide the Company
with such non-confidential and non-proprietary information as it shall reasonably request and that is available to the Holder in order to prepare the Registration Statement;

                          (iii) all reasonable and necessary expenses in
connection with the preparation of the Registration Statement, including, without limitation, any and all legal, accounting and filing fees, but not including fees and disbursements of experts and counsel retained by the Holder or underwriting discounts and commissions to be paid by the Holder, shall be borne by the Company; and

                          (iv) in connection with a Registration pursuant to
this Section 12, the Company shall use its best efforts to effect such Registration permitting the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto, the Company shall as expeditiously as possible:

                                1. prepare and file with the SEC a
Registration Statement relating to the applicable Registration on any appropriate form under the Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and use its best efforts to cause such Registration Statement to become effective and keep such Registration Statement effective in accordance with Section 12(d)(iv)(2) below;

                                2. prepare and file with the SEC such
amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration effective for one hundred twenty (120) days or such shorter period terminating when all Registrable Securities covered by such Registration Statement have been sold; provided, however, that (A) such one hundred twenty (120) day period shall be extended for any period of time equal to the period the undersigned refrains from selling any Registrable Securities at the request of an underwriter of Common Stock of the Company and
(B) in the case of any Registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415 under the Act or any successor rule, permits an offering on a continuous or delayed basis; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof as set forth in such Registration Statement or supplement to the prospectus;

                                3. notify the undersigned and the
managing underwriter, if any, promptly, and (if requested by any such person) confirm such advice in writing, (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceedings for such purpose and (E) of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of any such person, prepare and furnish to such person a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                                4. if requested by the managing
underwriter or the undersigned, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter and the undersigned agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplements or post-effective amendments as soon as notified of the matters to be incorporated in such prospectus supplements or post-effective amendments;

                                5. deliver to the undersigned and the
underwriters, if any, without charge, as many copies of the prospectus (including each preliminary prospectus) in conformity with the requirements of the Act and any amendments or supplements thereto as such persons may reasonably request and such other documents as they may reasonably request to facilitate the prior sale or other disposition of such Registrable Securities;

                                6. prior to any Public Offering of
Registrable Securities, register or qualify or cooperate with the undersigned, or the underwriters, if any, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the undersigned or underwriters, if any, reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or would subject the Company to any tax in any such jurisdiction where it is not then so subject; and

                                7. with a view to making available the
benefits of certain rules and regulations of the SEC which may at any time permit the sale of Registrable Securities to the public without registration, during such time as a public market exists for its equity securities, the Company agrees to:

                                        a) make and keep public
information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date of the first registration under the Act filed by the Company for an offering of its equity securities to the general public;

                                        b) use its best efforts to file
with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                                        c) furnish to the undersigned
forthwith upon the undersigned's request a written statement by the Company as to the Company's compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its equity securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to the requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as the undersigned may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange
Act).

                          (v) Notwithstanding the provisions of this Section 12
to the contrary:

                                1. the Company may require the
undersigned to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing, and the Company may limit such registration rights to situations where a proposed distribution of Registrable Securities is to be effected forthwith upon the effectiveness of the Registration Statement;

                                2. the Company shall not be required to
register any Registrable Securities of the undersigned if the number of such securities requested to be so registered by the undersigned, at the time any such Registration Statement is filed, may be sold without registration under the Act;

                                3. the Company shall not be required to
use its best efforts to effect a registration of the Registrable Securities pursuant to this Section 12 unless the undersigned agrees to offer the Registrable Securities on the same terms and conditions as those contained in the proposed Public Offering giving rise to the foregoing registration rights pursuant to this Section 12; or if the managing underwriter of any such proposed Public Offering delivers an opinion to the undersigned that the total amount or kind of securities that the undersigned and any other persons or entities entitled to be included in such Public Offering would adversely affect the success of such Public Offering, then the amount of securities to be offered for the account of the undersigned shall be reduced pro rata and pari passu with all other holders of the Company's securities entitled to request registration (based on the total shares owned by such holders and the undersigned on a fully diluted basis) to the extent necessary to reduce the total amount of securities to be included in such Public Offering to the amount recommended by the managing underwriter or underwriters thereof. In no event shall the Company be required pursuant to this Section 12 to reduce the amount of securities to be registered by it. In the event that the contemplated distribution does not involve an underwritten Public Offering, such determination that the inclusion of such Registrable Securities shall adversely affect the success of the offering shall be made by the Company in its reasonable discretion; and

                                4. if the Company has filed a
Registration Statement covering the sale for its account of its own securities for the purpose of making a Public Offering and Registrable Securities are to be included therein pursuant to this Section 12, the Company may require the undersigned to sell such Registrable Securities to such underwriters for inclusion in the Public Offering.

                        (vi) the undersigned agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the

Company of the happening of any event of the kind described in Section 12(d)(iv)(3) hereof (other than as provided in Section 12(d)(iv)(3)(A) hereof), the undersigned shall forthwith discontinue disposition of Registrable Securities until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, the undersigned shall deliver to the Company (at the Company's expense) all copies other than permanent file copies then in the undersigned's possession, of the prospectus covering such Registrable Securities current prior to the time of receipt of such notice.

                        (vii) the Company, in its sole discretion, shall select the underwriter or underwriters, including the managing or lead underwriter or underwriters, who are to undertake any offering of Registrable Securities with respect to which the undersigned has registration rights pursuant to this Section 12.

               (e) Indemnification.

                        (i) In the event of a Registration or qualification of any Registrable Securities under the Act pursuant to the provisions of this
Section 12, the Company shall indemnify and hold harmless the undersigned, the officers and directors of the undersigned and each director or officer of any person or entity who controls the undersigned, each underwriter of such Registrable Securities and each other person or entity who controls the undersigned or such underwriter within the meaning of the Act (collectively, the "Undersigned Indemnitees"), from and against any and all losses, claims, damages or liabilities, joint or several, to which any of the Undersigned Indemnitees, joint or several, to which any of the Undersigned Indemnitees may become subject under the Act or the applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Act, or any amendment or supplement thereto, any preliminary prospectus or final prospectus contained therein, or any supplement thereto, or any document prepared and/or furnished to the undersigned incident to the registration or qualification on any Registrable Securities, or (y) the omission or alleged omission to state in any Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (z) any violation by the Company of the Act or state securities or "blue sky" laws applicable to the Company and relating to action or inaction required of the Company, in connection with such registration or qualification under such state securities or "blue sky" laws, and in each case shall reimburse the Undersigned Indemnitees for any legal or other expenses reasonably incurred by such the Undersigned Indemnitees in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement in reliance upon and in conformity with information furnished to the Company through an instrument duly executed by such the Undersigned Indemnitees; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such Registration Statement, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the Registration Statement and such the Undersigned Indemnitee thereafter fails to deliver or cause to be delivered such Registration Statement as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage or liability (or actions in respect thereof) or expense after the Company has furnished the undersigned with the same.

                        (ii) In the event of the Registration or qualification of any Registrable Securities under the Act pursuant to the provisions of this Section 12, the undersigned shall indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Act, each officer and director of the Company and any other selling holder from and against any losses, claims, damages or liabilities to which the Company, such controlling person, any such officer or director or any other selling holder may become subject under the Act or the applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Act, or any amendment or supplement thereto, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the undersigned specifically for use in preparation thereof, as it relates to such holder, and in each case shall reimburse the Company, such controlling person, each such officer or director and any other selling holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof).

                        (iii) Promptly after receipt by a person entitled to indemnification under this section (e) (an "Indemnified Party") of notice of the commencement of any action or claim relating to any Registration Statement filed under the provisions of this Section 12 or as to which indemnity may be sought hereunder, such Indemnified Party shall, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Party"), give written notice to such Indemnifying Party of the commencement of such action or claim, but the omission so to notify the Indemnifying Party will not relieve such person from any liability that such person may have to any Indemnified Party other than pursuant to the provisions of this section (e) and shall also not relieve the Indemnifying Party of such party's obligations under this section (e), except to the extent that the omission so to notify results in the Indemnifying Party being damaged solely as a result of the failure to give timely notice. In case any such action is brought against an Indemnified Party, and such party notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled (at such party's own expense) to participate in and, to the extent that the Indemnifying Party may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense, with counsel satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying Party and no Indemnified Party shall enter into any settlement agreement that would impose any liability on such other party or parties without the prior written consent of such other party or parties, unless such other party or parties are fully indemnified to such party's satisfaction, as the case may be, against any such liability.

                        (iv) If for any reason the indemnification provided for in this Section 12 is unavailable to an Indemnified Party or is insufficient to hold it harmless as contemplated by this Section 12, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect to only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Dated: October 15, 1997                 WANDERLUST INTERACTIVE, INC.



                                        By:_____________________________________
                                           Jay Smith III, CEO

                                 PURCHASE FORM

Dated: ____________________________, 19______________________

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______ shares of Common Stock and hereby makes payment of ______ in payment of the actual exercise price thereof.



                     INSTRUCTIONS FOR REGISTRATION OF STOCK



Name


                  (Please typewrite or print in block letters)


Address


Signature



IT SHALL BE A CONDITION TO THE VALIDITY OF THIS ASSIGNMENT THAT THE TRANSFEREE DELIVER TO WANDERLUST INTERACTIVE, INC. HIS OR ITS WRITTEN AGREEMENT TO ACCEPT AND BE BOUND BY ALL OF THE TERMS AND CONDITIONS OF THIS WARRANT

                                ASSIGNMENT FORM

         FOR VALUE RECEIVED, hereby sells, assigns and transfers unto:



Name


                  (Please typewrite or print in block letters)


Address


the right to purchase Common Stock represented by this Warrant to the extent of ______________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Dated: ____________________________, 19______________________



Signature